Exhibit 4.3










                                   PROSPECTUS

                      Ciba Specialty Chemicals Corporation
                             1999 Stock Option Plan

                      Ciba Specialty Chemicals Corporation
                                 1998 Stock Plan


                      1,439,684 AMERICAN DEPOSITORY SHARES
                EACH REPRESENTING ONE-HALF OF ONE ORDINARY SHARE,
                               AND ORDINARY SHARES
                      PAR VALUE 10 SWISS FRANCS PER SHARE,
                    OF CIBA SPECIALTY CHEMICALS HOLDING INC.


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This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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                         The date of this prospectus is

                                February 22, 2001


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                                                                             i

                                TABLE OF CONTENTS


I.   PURPOSE OF THE PLAN......................................................1

II.  DESCRIPTION OF THE 1999 STOCK PLAN.......................................1
     Adoption of the 1999 Stock Plan..........................................1
     Stock Subject to the 1999 Stock Plan.....................................2
     Administration...........................................................2
     Eligibility..............................................................3
     Grant of Options.........................................................3
     Options..................................................................4
     Term of Options..........................................................4
     Exercise of Options......................................................4
     Restricted Shares........................................................6
     Nontransferability of Awards and Designation of
           Beneficiary........................................................6
     Termination of Employment................................................7
     Acceleration of Awards...................................................9
     Effect of Certain Changes................................................9
     Restrictions on Awards...................................................9
     Written Grant...........................................................10
     Termination and Amendment...............................................10
     Gross-Up for Parachute Payments or Other Tax
          Liability Triggered by Acceleration of Awards......................10
     Tax Withholding.........................................................11
     Payments to Minors and Incompetents.....................................12
     Applicable Laws; Severability...........................................12

III. DESCRIPTION OF THE 1998 STOCK PLAN......................................12
     General.................................................................12
     Stock Subject to the 1998 Stock Plan....................................12
     Administration..........................................................12
     Eligibility.............................................................13
     Grant of Options and Stock Appreciation Rights..........................13
     Options.................................................................13
     SARs....................................................................13
     Exchange of Awards......................................................14
     Term of Awards..........................................................14
     Exercise of Awards......................................................14
     Nontransferability of Awards and Designation of
          Beneficiary........................................................15
     Termination of Employment...............................................15
     Acceleration of an Award................................................15
     Effect of Certain Changes...............................................15
     Restrictions on Awards and Optioned Shares..............................15
     Written grant...........................................................15
     Termination and Amendment...............................................16
     Tax Withholding.........................................................16
     Gross-Up for Parachute Payments or Other Tax
          Liability Triggered by Acceleration of Awards......................16


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                                                                            ii

     Payments to Minors and Incompetents.....................................16
     Applicable Laws; Severability...........................................16

IV.  FEDERAL INCOME TAX CONSEQUENCES.........................................16
     Options.................................................................17
     Restricted Shares.......................................................18
     SARs....................................................................19

V.   IMPORTANT LEGAL INFORMATION; INCORPORATION OF CERTAIN
     DOCUMENTS BY REFERENCE..................................................20

VI.  ADDITIONAL INFORMATION..................................................20

I. PURPOSE OF THE PLANS

This prospectus (the "Prospectus") summarizes and explains the receipt of awards under:

     o the Ciba Specialty Chemicals Corporation 1999 Stock Option Plan, effective April 9, 1999, as amended January 17, 2001 (the "1999 Stock Plan"); and

     o the Ciba Specialty Chemicals Corporation 1998 Stock Plan, as amended January 17, 2001 (the "1998 Stock Plan")(collectively referred to as the "Plans").

The general purpose of granting awards under the Plans is to promote the interests of Ciba Specialty Chemicals Corporation (the "Company"), Ciba Specialty Chemicals Canada Inc. ("Ciba Canada") and their affiliates by providing to their key employees additional opportunities and incentives to enlarge their proprietary interest in Ciba Specialty Chemicals Holding Inc. (the "Parent"), and to continue and increase their efforts with respect to, and to remain in the employ of, the Company, Ciba Canada and their respective affiliates.

The Plans are not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and are not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). This Prospectus is intended to give an explanation of the Plans; however, the Plans are set up and operated under the terms of the Plan documents and awards are generally evidenced by a written grant document. If there is any conflict between the provisions of this Prospectus and the Plan documents, the terms of the Plan documents will control.

II. DESCRIPTION OF THE 1999 STOCK PLAN

Adoption of the 1999 Stock Plan. The Company adopted the 1999 Stock Plan providing for the granting of non-qualified stock options ("options") to key employees of the Company, Ciba Canada and their affiliates. Effective January 17, 2001, the 1999 Stock Plan was amended and restated to provide that shares of restricted stock ("restricted shares") may be granted under the 1999 Stock Plan, and awards may be settled, in the form of registered shares of the Parent with a nominal value of 10 Swiss francs ("shares") or of American Depositary Shares ("ADSs"), each representing one-half of a share.


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                                                                             2

Stock Subject to the 1999 Stock Plan. Shares are subject to awards under the 1999 Stock Plan in such amounts as the Parent allocates to the 1999 Stock Plan from time to time. Although awards will be granted in terms of shares, on and after January 17, 2001, the settlement of any award may be in the form of ADSs or shares, as the Company may elect. Such shares and ADSs will be issued and outstanding shares or ADSs acquired by the Company from the Parent or purchased on the open market. If any option granted under the 1999 Stock Plan expires, terminates or is canceled for any reason without having been exercised in full or any restricted shares or ADSs are forfeited under the terms of the 1999 Stock Plan, such shares or ADSs subject thereto will again be available for purposes of the 1999 Stock Plan.

Administration. The 1999 Stock Plan will be administered by the Chief Executive Officer of the Company (the "CEO"). Subject to the express provisions of the 1999 Stock Plan, the CEO will have plenary authority, in his or her discretion, to determine the terms of all awards granted under the 1999 Stock Plan (which need not be identical) including, without limitation,

     o    the purchase price of the shares covered by each award,

     o the individuals to whom and the time or times at which awards will be granted,

     o    the number of shares to be subject to each award,

     o when an option can be exercised and whether in whole or in installments,

     o    when the restrictions on restricted shares lapse and

     o to require participants to execute any forms or agreements (including, without limitation, with third-party service providers) necessary or desirable to implement the 1999 Stock Plan.

In the case of any awards to be granted to the CEO, the grant of such awards will be approved by the Chief Executive Officer or the Director, Corporate Human Resources, of the Parent. In making such determinations, the CEO (or in the case of awards granted to the CEO, the Chief Executive Officer or Director, Corporate Human Resources, of the Parent) may take into account the nature of the services rendered by employees, their present and potential


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                                                                             3

contributions to the Company's, Ciba Canada's or an affiliate's success, any applicable legal restrictions on the issuance of shares and such other factors as the determining person in his or her discretion deems relevant. Subject to the express provisions of the 1999 Stock Plan, the CEO (or his or her delegate) will have plenary authority to interpret the 1999 Stock Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the 1999 Stock Plan (except that determinations relating primarily to the grant of awards to the CEO will be made by the Chief Executive Officer or the Director, Corporate Human Resources, of the Parent). The determination of the CEO (or, in the case of awards granted to the CEO, the Chief Executive Officer or Director, Corporate Human Resources, of the Parent) as to the terms of any award will be conclusive. In the event any dispute arises with respect to the interpretation of the 1999 Stock Plan or a determination as to the benefits to which an employee is entitled under his or her award, such dispute will be resolved by the Executive Compensation Committee. The results of any decision by the Executive Compensation Committee will be conclusive and will not be subject to any judicial interference or review on any ground whatsoever.

The Executive Compensation Committee will be appointed by the Board of Directors of the Company (the "Board"). Such committee will act by a majority vote of its members. In the event the Company does not have an Executive Compensation Committee, the Board may take any action to be taken by the Executive Compensation Committee pursuant to the terms of the 1999 Stock Plan with the same effect as if the Executive Compensation Committee had taken such action.

Eligibility. Awards may be granted only to salaried employees (which includes officers) of the Company, Ciba Canada or their affiliates. A director of the Company, Ciba Canada or an affiliate who is not also an employee of the Company, Ciba Canada or an affiliate will not be eligible to receive any awards under the 1999 Stock Plan. Awards may be granted to employees who hold or have held awards under other employee benefit plans of the Company, Ciba Canada or any affiliate.

Grant of Options. The CEO will determine the number of shares to be offered from time to time by the grant of options. More than one option may be granted to the same employee. Options will be nonqualified options. The grant of an option to an employee will not be deemed either to entitle the employee to, or to disqualify the employee from,


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                                                                             4

participation in any other grant of options under the 1999 Stock Plan.

Options. The grant of an option will entitle the holder to exercise an option for shares during a specified term at a specified price set at the time of grant in either Swiss francs or United States dollars. The option will be subject to such conditions as the CEO or other administrator may determine. The purchase price of the shares under each option will be equivalent to 100% of the "Market Value" of the shares on the date of grant of such option as determined under the Long Term Incentive Plan of Ciba Specialty Chemicals Holding Inc. for the year in which such option was granted (the "Parent's Plan") or as determined in good faith by the Board in a manner that is consistent with the determination by the Parent of the Market Value of a share under the Parent's Plan. Any purchase price expressed in Swiss francs will be converted to United States dollars by dividing such purchase price by the exchange rate determined by the CEO to be in effect on the date of exercise.

Term of Options. The term of each option will be for such period as the CEO determines, but not more than 10 years from the date of granting thereof.

Exercise of Options. Unless otherwise provided in the granting document, options will become vested and exercisable with respect to the following aggregate number of shares covered by an option on and after each of the following dates during the term of the option:

        Date                                Number of Shares
        ----                                ----------------

        1st anniversary of the              33-1/3% of original grant
        date of grant

        2nd anniversary of the              66-2/3% of original grant
        date of grant

        3rd anniversary of the              100% of original grant
        date of grant

In no case may an option be exercised at any time for less than 33 shares (or the remaining shares covered by the option if less than 33). The CEO (or in the case of an option held by the CEO, the Chief Executive Officer or Director, Corporate Human Resources, of the Parent) may without the consent of the option holder from time to time impose additional restrictions upon the exercise of an option (including an already outstanding option) as he or she concludes in his or her discretion is necessary to ensure compliance with any applicable law, regulation or


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                                                                             5

rule. Payment for the exercise of an option must be made in:

     o    cash,

     o    in whole shares or ADSs already owned by the holder of the option,

     o    partly in cash and partly in shares or ADSs or,

     o with the consent of the Company, through a cashless exercise program (effected, at the election of the Company, either through a broker or through the Company).

If shares or ADSs are to be used to satisfy the exercise price, such shares or ADSs must have been acquired by the holder of the option at least six months prior to the exercise date or acquired in an open market transaction. An option may be exercised by written notice to the Company. Such notice must state:

     o    that the holder of the option elects to exercise the option,

     o the number of shares in respect of which it is being exercised and the manner of payment for such shares,

     o    the manner in which tax withholding requirements are satisfied, and,

     o unless the exercise is to be accomplished through a cashless exercise program, must be accompanied by payment of the full purchase price of such shares plus any additional amounts required for tax withholding.

Cash payments must be made by cash or check payable to the order of the Company. Share and ADS payments (valued at Market Value on the date of exercise) must be made by delivery of (i) stock certificates in negotiable form or (ii) a completed attestation form prescribed by the Company setting forth the whole shares or ADSs owned by the holder which the holder wishes to utilize to satisfy the exercise price. Upon exercise of an option, the option will be settled in ADSs.

Other than as specified in the 1999 Stock Plan, no option may be exercised at any time unless the holder thereof is then an employee of the Company, Ciba Canada or an


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                                                                             6

affiliate. The holder of an option will have none of the rights of a shareholder with respect to the shares or ADSs subject to the option until such shares are transferred to the holder upon the exercise of the option.

Restricted Shares. Unless the applicable granting document provides otherwise, restricted shares will become vested and nonforfeitable on the third anniversary of the date of grant ("restricted period") provided that the holder either remains employed by the Company, Ciba Canada or an affiliate on such date or retires on or after age 60. The shares will not be delivered to a participant prior to the third anniversary of the date of grant. In the event of the holder's death during the restricted period, the restrictions on the restricted shares will lapse and shares in the form of ADSs will be issued as soon as practicable following the death of the holder. The Board will determine the price, if any, to be paid by the holder for the restricted shares.

Shares or ADSs will be issued at the end of the restricted period provided that the terms and conditions applicable to the vesting of the restricted shares are satisfied. During the restricted period but not after a participant has forfeited the participant's interest in the restricted shares, the holder will be entitled:

     o to receive any cash dividends and any other distributions declared with respect to the restricted shares,

     o    to participate in shareholders' meetings and

     o to exercise full voting rights with respect to the participant's restricted shares.


Nontransferability of Awards and Designation of Beneficiary. No award granted under the 1999 Stock Plan will be transferable other than by will or the laws of descent and distribution. An option may be exercised, during the lifetime of the holder thereof, only by such holder or, in the event of incapacity, by his or her guardian or legal representative.

A holder of an option may designate, in a written election filed with the Company, a beneficiary or beneficiaries (which may be an entity other than a natural person) to exercise all outstanding options under the 1999 Stock Plan after the holder's death to the extent such options may be exercised after the holder's death. Any such designation


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                                                                             7

may be revoked, and a new election may be made, at any time and from time to time, by the holder without the consent of any beneficiary. The designation of a beneficiary by an option holder will not constitute a transfer.

Termination of Employment. If the holder's employment terminates so that he is no longer employed by Ciba, Ciba Canada or an affiliate prior to the complete exercise of an option, then such option will thereafter be exercisable to the following extent:

     o no option may be exercised after the scheduled expiration date of such option;

     o if the holder's employment terminates by reason of death, the option will become immediately vested and will remain exercisable for a period of one year following the holder's date of death;

     o if the holder's employment terminates by reason of disability (as defined under the Long-Term Disability Plan for Salaried Employees of Ciba Specialty Chemicals Corporation) or retirement on or after attainment of age 60 (as defined under the Pension Equity Plan for Salaried Employees of Ciba Specialty Chemicals Corporation), the option will continue to vest in accordance with the vesting schedule applicable to the option and will remain exercisable for a period of five years following such termination of employment;

     o if the holder's employment terminates by reason of early retirement before age 60, the option (to the extent exercisable immediately prior to such retirement) will remain exercisable for a period of five years following such retirement;

     o if the holder's employment with the Company is terminated by the Company (or his or her resignation is requested or approved by the Company) for any reason other than cause or is voluntarily terminated by the holder for any other reason, the option (to the extent exercisable immediately prior to such termination) will remain exercisable for a period of three months following such termination.

If any holder whose employment has terminated for a reason other than death dies within the period during which his or her option is exercisable but prior to the complete exercise of the option, such option may be exercised by the


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                                                                             8

designated beneficiary at any time within the lesser of one year after such date of death or the remainder of the period in which the holder could have exercised the option had he or she not died but in no event beyond the original term of the option.

The CEO may grant options with different terms than those described above, and may accelerate the vesting of an option or extend the period during which an option may be exercised at any time prior to exercise of the option.

If the holder's employment with the Company, Ciba Canada or an affiliate is terminated by the Company, Ciba Canada or such affiliate for cause, then all options held by such holder will terminate immediately and such holder's rights to restricted shares, unpaid dividends and retained distributions will be forfeited immediately. Cause will have the meaning established by the Board or, in the absence thereof, will include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to substantially perform his or her duties and responsibilities for any reason other than illness or incapacity.

Awards made under the 1999 Stock Plan will not be affected by any change of employment so long as the holder continues to be an employee of the Company, Ciba Canada or an affiliate.

Notwithstanding anything contained in the 1999 Stock Plan to the contrary, in the case of a holder of an outstanding option who was employed by the Performance Polymers Division of the Company immediately prior to the sale of such division, his employment with the Company will not be considered terminated until his employment with Avanti USA, Inc. (or any successor) (the "Buyer") terminates. Thus, until such termination, his outstanding options will continue to vest and the period during which such options will be exercisable will be determined as if such continued employment with the Buyer were employment with the Company. A holder's eligibility for "retirement" will be based on the holder's combined service with the Company and the Buyer and the requirements for retirement under the Pension Plan for Salaried Employees of Ciba Specialty Chemicals Corporation ("Pension Plan") as in effect on the closing date of the sale of the Performance Polymers Division. Notwithstanding the foregoing, nothing in the 1999 Stock Plan will entitle any holder to additional service credit for service with the Buyer under the Pension Plan or any other plan of the Company.


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                                                                             9

Acceleration of Awards. In the event of any Change in Control, then, notwithstanding any contrary vesting period in the 1999 Stock Plan, and unless the applicable granting document provides otherwise:

     o each outstanding option granted under the 1999 Stock Plan will become immediately vested and each participant will have the right to exercise the options at any time but not later than the normal expiration date of the options and

     o the restricted period will be deemed to have expired with respect to all restricted shares, and any shares (in the form of ADSs), any related retained distributions and unpaid dividends will be distributed to the holder as soon as practicable.

Any conversion into United States dollars or other local currency will be based on the currency exchange rate determined by the CEO to be in effect on the date of the Change in Control. A Change in Control will be deemed to occur if there has been a Change in Control under the Parent's Plan.

Effect of Certain Changes. If there is any change in the number of outstanding shares by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to common shareholders, including a rights offering, other than cash dividends, or any like change, then the number of shares available for awards, the number of such shares covered by outstanding awards, and the price per share of such awards will be proportionately adjusted by the CEO in a manner that is consistent with similar adjustments made by the Parent with respect to participants under the Parent's Plan to reflect such change or distribution.

In the event of a change in the shares of the Parent as presently constituted, the shares resulting from any such change will be deemed to be shares within the meaning of the 1999 Stock Plan.

Restrictions on Awards. No awards will be granted under the 1999 Stock Plan, and no shares in the form of ADSs will be issued and delivered upon the exercise of awards granted under the 1999 Stock Plan, unless and until any applicable Federal or state registration, listing and qualification requirements and any other requirements of law or of any


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                                                                            10

regulatory agencies having jurisdiction shall have been fully complied with (or exceptions from the foregoing are available).

The CEO may impose such other terms, conditions, and restrictions upon any award, including any award theretofore granted, that the CEO concludes, in his or her discretion, are necessary or desirable to ensure compliance with any applicable law, regulation or rule.

No shares or ADSs will be issued to any Canadian citizen employed by Ciba Canada unless all provincial and national securities requirements of Canada are satisfied.

Written Grant. Each award will be evidenced by a written document which may contain such terms as the CEO from time to time will approve provided that such terms are not inconsistent with the provisions of the 1999 Stock Plan. Unless such document specifies otherwise, the effective date of the granting of an award will be the date on which the CEO approves such grant. Each grantee of an award will be notified promptly of such grant and such written document will be promptly executed and delivered by the Company to the grantee.

Termination and Amendment. Unless the 1999 Stock Plan is extended by action of the Board, the 1999 Stock Plan will terminate on, and no award may be granted after, April 8, 2009, although the provisions of the 1999 Stock Plan will remain in effect for outstanding grants until such grants expire, are exercised or terminate in accordance with the terms of the 1999 Stock Plan. The 1999 Stock Plan may be terminated, modified or amended at any time by the Parent or the Board. No termination, modification or amendment of the 1999 Stock Plan may, without the consent of the employee to whom any award shall theretofore have been granted, adversely affect the rights of such employee under such award.

Gross-Up for Parachute Payments or Other Tax Liability Triggered by Acceleration of Awards. Any additional taxes (including payroll taxes) which may be imposed on a participant as a result of any acceleration (including any acceleration of vesting or of the expiration of a restricted period) will be borne by the Company. In this context, "additional" includes such taxes and similar duties which may be imposed in excess of those which would have been borne by a participant under the ordinary vesting and restriction period of the 1999 Stock Plan. In the event that it is determined that any payment or distribution made under the 1999 Stock Plan would be subject to the excise tax


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                                                                            11

imposed by Section 4999 of the Code, or that any interest or penalties are incurred by a participant with respect to such excise tax, then the participant will be entitled to receive an additional gross-up payment in an amount such that, after payment by the participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect to such taxes) and excise tax imposed upon the gross-up payment, the participant retains an amount of gross-up payment equal to the excise tax imposed on the payments. The determination of the amount of any gross-up payment will be determined by a nationally recognized accounting firm, mutually acceptable to the Company and the participant and all costs will be paid by the Company.

Tax Withholding. In connection with the transfer of ADSs as a result of the exercise or vesting of an award, the Company will have the right to require the holder to pay an amount in cash or to retain or sell without notice, or to demand surrender of, shares or ADSs in value sufficient to cover any tax, including any Federal, state or local income taxes, FICA, Medicare or any other taxes required by any governmental entity of any jurisdiction to be withheld or otherwise deducted and paid with respect to such transfer ("withholding tax"), and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such withholding tax, remitting any balance to the holder. The value of shares or ADSs so retained or surrendered will be equal to the Market Value on the date that the amount of the withholding tax is to be determined, and the value of shares or ADSs so sold will be the actual net sale price per share (after deduction of commissions) received by the Company.

Notwithstanding the foregoing, the holder will be entitled to satisfy the obligation to pay any withholding tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such withholding tax or by requesting the Company to retain or to accept upon delivery thereof shares or ADSs sufficient in value (determined in accordance with the last sentence of the preceding paragraph) to cover the amount of such withholding tax. Each election by a holder to have ADSs retained or to deliver shares or ADSs for this purpose will be subject to the following restrictions: (i) the election must be in writing and made on or prior to the date the withholding tax is determined and (ii) the election will be subject to the approval of the Company.


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                                                                            12

Payments to Minors and Incompetents. If a person entitled to receive any payments or distributions under the 1999 Stock Plan is a minor or is deemed by the CEO or is adjudged to be legally incapable of giving valid receipt and discharge for such payments or distributions, the CEO may direct payments to the legal representative of such person, or, if none, to a person designated by the CEO for the benefit of such person, or the CEO may direct application of the payment for the benefit of such person in such manner as the CEO considers advisable. Such payment will, to the extent made, be deemed a complete discharge of any liability for such payment under the 1999 Stock Plan.

Applicable Laws; Severability. The 1999 Stock Plan is to be construed, administered and governed in all respects under and by the laws of the United States and, to the extent applicable, under and by the laws of the State of New York. If any provision of the 1999 Stock Plan is held by a court or governmental agency of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the 1999 Stock Plan will continue to be fully effective.

III. DESCRIPTION OF THE 1998 STOCK PLAN

General. The 1998 Stock Plan provides for the granting of nonqualified stock options and stock appreciation rights ("SARs"). Effective January 17, 2001, the 1998 Stock Plan was amended and restated to provide that awards will be settled in the form of ADSs.

Stock Subject to the 1998 Stock Plan. The terms of the 1998 Stock Plan covering the stock subject to such plan are substantially similar to the 1999 Stock Plan.

Administration. The 1998 Stock Plan will be administered by the CEO. Subject to the express provisions of the 1998 Stock Plan, the CEO will have plenary authority, in his or her discretion, to determine the terms of all awards granted under the 1998 Stock Plan (which need not be identical) including, without limitation,

     o    whether an award will be an option or an SAR,

     o    the purchase price of the shares covered by each option,

     o the base appreciation value of the shares covered by each SAR ("Base Appreciation Value"),


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                                                                            13

     o the individuals to whom and the time or times at which awards will be granted,

     o    the number of shares to be subject to each award,

     o when an award can be exercised and whether in whole or in installments.

In all other manners, the terms of the 1998 Stock Plan relating to the administration of such plan are substantially similar to the 1999 Stock Plan.

Eligibility. The terms of the 1998 Stock Plan relating to the eligibility requirements of such plan are substantially similar to the 1999 Stock Plan.

Grant of Options and Stock Appreciation Rights. The CEO will determine the number of shares to be offered from time to time by the grant of awards (it being understood that more than one award may be granted to the same employee). Awards under the 1998 Stock Plan will be either options or SARs. The grant of an award to an employee will not be deemed either to entitle the employee to, or to disqualify the employee from, participation in any other grant of awards under the 1998 Stock Plan.

Options. The grant of an option will entitle the holder to purchase shares in the form of ADSs during a specified term at a specified price set at the time of grant in either Swiss francs or United States dollars. The option will be subject to such conditions as the CEO or other administrator determines. The purchase price of the shares under each option will be equivalent to 100% of the "Market Value" of the shares on the date of grant of such option as determined under the Parent's Plan or as determined in good faith by the Board in a manner that is consistent with the determination by the Parent of the Market Value of a share under the Parent's Plan. Any purchase price expressed in Swiss francs will be converted to United States dollars by dividing such purchase price by the exchange rate determined by the CEO to be in effect on the date of exercise of the option or SAR. Any conversion into United States dollars or other local currency pursuant to the 1998 Stock Plan will be based on the exchange rate determined by the CEO to be in effect on the specified date.

SARs. A SAR entitles the holder to receive whole shares in the form of ADSs with an aggregate Market Value equal to the excess of the aggregate Market Value of the shares subject to the SAR at the time of exercise over the aggregate Base Appreciation Value of such shares, with cash in lieu of


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                                                                            14

fractional shares. The Base Appreciation Value will be equivalent to 100% of the Market Value of the shares subject to the SAR on the date of grant.

Exchange of Awards. The Company may, in its discretion, redeem any outstanding SAR without the consent of the holder of such SAR by issuing in its place an option to purchase the same number of shares as are subject to the SAR at a per share purchase price equivalent to 100% of the Base Appreciation Value of the shares subject to the SAR and otherwise having terms comparable to the redeemed award, so long as the issuance of such option and the sale of shares pursuant to exercise of such option would be in compliance with the Securities Act of 1933, as amended (the "Act"), and any applicable "blue sky" laws. The CEO (or in the case of awards held by the CEO, the Chief Executive Officer or Director, Corporate Human Resources, of the Parent) will determine whether to so redeem any SARs. The Company will redeem any option without the consent of the holder of such option if the sale of shares pursuant to such option would not be in compliance with the Act or any applicable "blue sky" laws, by issuing in its place a SAR with respect to the number of shares covered by such option entitling the holder to receive whole shares in the form of ADSs with an aggregate Market Value equal to the excess of the aggregate Market Value of the shares subject to the SAR at the time of exercise over the aggregate option purchase price of such shares, with cash in lieu of fractional shares and otherwise having terms comparable to the redeemed award. Upon any such redemption, the SAR or option redeemed will be null and void.

Term of Awards. The term of each award will be for such period as the CEO will determine, but not more than 10 years from the date of granting thereof.

Exercise of Awards. The terms of the 1998 Stock Plan relating to the exercise of options under such plan are substantially similar to the 1999 Stock Plan.

Upon the exercise of a SAR, subject to satisfaction of the tax withholding requirements, the holder will be entitled to receive whole shares in the form of shares or ADSs with an aggregate Market Value equal to the excess of the aggregate Market Value of the shares subject to the SAR (to the extent being exercised) over the aggregate Base Appreciation Value attributable to such shares, with cash in lieu of any fractional shares. The number of shares remaining covered by the related award will be reduced to the extent of the number of shares with respect to which the SAR is exercised (and will no longer be available for purposes of determining


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                                                                            15

the number of shares in respect of which other awards may be granted). Upon the exercise or termination of a SAR, the potential conversion into options with respect thereto will be canceled to the extent of the number of shares with respect to which the SAR was so exercised or terminated.

Other than as specified in the 1998 Stock Plan, no award may be exercised at any time unless the holder thereof is then an employee of the Company, Ciba Canada or an affiliate. The holder of an award will have none of the rights of a shareholder with respect to the shares subject to the award until such shares or ADSs are transferred to the holder upon the exercise of the award.

Nontransferability of Awards and Designation of Beneficiary. The terms of the 1998 Stock Plan relating to the Nontransferability of awards granted under such plan are substantially similar to the 1999 Stock Plan.

Termination of Employment. The terms of the 1998 Stock Plan relating to the termination of an award holder's employment are substantially similar to the 1999 Stock Plan.

Acceleration of an Award. The terms of the 1998 Stock Plan relating to the acceleration of awards granted under such plan are substantially similar to the 1999 Stock Plan.

Effect of Certain Changes. The terms of the 1998 Stock Plan relating to the effect of certain corporate changes are substantially similar to the 1999 Stock Plan.

Restrictions on Awards and Optioned Shares. The terms of the 1998 Stock Plan relating to restrictions on awards and optioned shares are substantially similar to the 1999 Stock Plan.

Written grant. Each award granted under the 1998 Stock Plan will be evidenced by an agreement which may contain such terms as the CEO from time to time shall approve provided that such terms are not inconsistent with the provisions of the 1998 Stock Plan. Unless the agreement specifies otherwise, the effective date of the granting of an award will be the date on which the CEO approves such grant. Each grantee of an award will be notified promptly of such grant and a written agreement will be promptly executed and delivered by the Company and the grantee, provided that such grant of awards will terminate if such written agreement is not signed by such grantee (or his or her attorney) and delivered to the Company within 60 days after the effective date of such grant.


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                                                                            16

Termination and Amendment. Unless the 1998 Stock Plan is extended by action of the Board, the 1998 Stock Plan will terminate on, and no award will be granted after, December 31, 2007, although the provisions of the 1998 Stock Plan will remain in effect for outstanding grants until such grants expire, are exercised or terminate in accordance with the terms of the 1998 Stock Plan. The 1998 Stock Plan may be terminated, modified or amended at any time by the Parent or the Board. No termination, modification or amendment of the 1998 Stock Plan may, without the consent of the employee to whom any award shall theretofore have been granted, adversely affect the rights of such employee under such award.

Tax Withholding. The terms of the 1998 Stock Plan relating to tax withholding are substantially similar to the 1999 Stock Plan.

Gross-Up for Parachute Payments or Other Tax Liability Triggered by Acceleration of Awards. The terms of the 1998 Stock Plan relating to gross-up for parachute payments and other tax liability triggered by the acceleration of awards are substantially similar to the 1999 Stock Plan.

Payments to Minors and Incompetents. The terms of the 1998 Stock Plan relating to payments to minors and incompetents are substantially similar to the 1999 Stock Plan.

Applicable Laws; Severability. The terms of the 1998 Stock Plan applicable laws and severability are substantially similar to the 1999 Stock Plan.


IV. FEDERAL INCOME TAX CONSEQUENCES

The material Federal income tax consequences of participation in the 1999 Stock Plan and the 1998 Stock Plan by United States employees are summarized below. This summary does not address issues related to the tax circumstances of any particular employee. The summary is based on United States Federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local or foreign tax consequences. Employees should consult their own tax advisors about the Federal income tax consequences of the 1999 Stock Plan and the 1998 Stock Plan, including the consequences applicable to their particular situation and the state or local tax consequences of the Plans.


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                                                                            17

Options. If ADSs or shares are issued to the original holder of an option which is granted and exercised in accordance with the 1999 Stock Plan or the 1998 Stock Plan, then:

     o no income will be recognized by the holder at the time of grant of the option;

     o upon exercise of the option the holder will recognize taxable ordinary income in an amount equal to the excess of the fair market value, at the time of exercise, of the ADSs or shares acquired over the option price;

     o subject to the limitation described below, the Company will be entitled to a deduction at the same time and in the same amount as the holder has income under the previous clause; and

     o upon a sale of the ADSs or shares so acquired, the holder will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the ADSs or shares sold.

If payment of the option price is made entirely in cash, the tax basis of the ADSs or shares will be equal to their fair market value on the date of exercise, but not less than the option price, and their holding period will begin on the day after the tax basis of the ADSs or shares is so determined.

If the optionee uses previously owned shares or ADSs to exercise an option in whole or in part, the transaction will not be considered to be a taxable disposition of the previ ously owned shares or ADSs. The holder's tax basis and holding period of the previously owned shares or ADSs will be carried over to the equivalent number of ADSs or shares received on exercise. The tax basis of the additional ADSs or shares received upon exercise will be the fair market value of the ADSs or shares on the date of exercise, but not less than the amount of cash used in payment, and the holding period for such additional ADSs or shares will begin on the day after the tax basis of the ADSs or shares is so determined.

If the exercisability of an option is accelerated as a result of a change in control, all or a portion of the value of the option at that time may be a parachute payment for purposes of determining whether a 20% excise tax is payable by the employee as a result of the receipt of an excess parachute payment pursuant to Section 4999 of the Code.

Restricted Shares. Except as provided below, the fair market value of the restricted shares awarded under the 1999 Stock Plan will be taxable to the holder of the award as ordinary income at the time such shares are considered transferred to the holder.

If restricted shares, whether or not in the form of ADSs, are transferred to an employee under the 1999 Stock Plan, then

     o except as described in the following clause, when such shares or ADSs cease to be subject to restrictions under the 1999 Stock Plan or the holder first becomes eligible to retire and is age 60 or older, the holder will recognize taxable ordinary compensation income equal to the fair market value of the shares, whether or not in the form of ADSs, at that time; and

     o within 30 days after the date the restricted shares, whether or not in the form of ADSs, are initially considered to be transferred to an employee and regardless of the existence of such restrictions, the employee may elect under Section 83(b) of the Code to recognize taxable ordinary compensation income at the time of transfer in an amount equal to the fair market value of the shares, whether or not in the form of ADSs, at such time, in which case (a) if the shares or ADSs are subsequently forfeited or acquired by the employer, no deduction of such amount will be allowed and (b) no additional income will be recognized solely by virtue of the lapse of restrictions on the shares.

For purposes of calculating capital gains treatment, the recipient's holding period for the restricted shares, whether or not in the form of ADSs, will begin at the time taxable income is recognized under these rules, and the tax basis in the restricted shares, whether or not in the form of ADSs, will be the amount of ordinary income so recognized.

Dividends on restricted shares, whether or not in the form of ADSs, received prior to the date the holder recognizes income on the value of those shares will be treated as ordinary compensation income rather than as dividends.

Dividends on restricted shares, whether or not in the form of ADSs, received after the date the holder recognizes income on the value of those shares will be treated as dividends for tax purposes.

The Company will obtain a tax deduction at the same time as compensation income is recognized by its employees.

If the lapse of the restrictions on the restricted shares is accelerated as a result of a change in control, all or a portion of the value of the restricted shares at that time may be a parachute payment for purposes of determining whether a 20% excise tax is payable by the employee as a result of the receipt of an excess parachute payment pursuant to Section 4999 of the Code.

SARs. If ADSs or shares are issued or cash is delivered to the original holder of a SAR which is granted and exercised in accordance with the 1998 Stock Plan, then:

     o no income will be recognized by the holder at the time of grant of the SAR;

     o upon exercise of the SAR the holder will recognize taxable ordinary income in an amount equal to the fair market value of the ADSs or shares acquired or, where applicable, the amount of cash received;

     o the recipient's holding period for the shares acquired upon the exercise of the SAR, whether or not in the form of ADSs, will begin at the time taxable income is recognized, and the tax basis in the acquired shares, whether or not in the form of ADSs, will be the amount of ordinary income so recognized;

     o the Company will be entitled to a deduction at the same time and in the same amount as the holder has income under the previous clause; and

     o upon a sale of the ADSs or shares so acquired, the holder will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the ADSs or shares sold.

If the exercisability of a SAR is accelerated as a result of a change in control, all or a portion of the value of the SAR at that time may be a parachute payment for purposes of determining whether a 20% excise tax is payable by the employee as a result of the receipt of an excess parachute payment pursuant to
Section 4999 of the Code.


V. IMPORTANT LEGAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

A copy of the Parent's Annual Report for the year ended December 31, 2000, will be delivered together with this Prospectus. In addition, each person holding stock options or restricted shares will be provided with copies of subsequent Annual Reports and other communications distributed to shareholders of the Parent generally. The Parent's Annual Report on the Form 20-F for the year ended December 31, 2000 and all other reports filed by the Parent with the SEC since December 31, 2000 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Prospectus. A description of the Parent's Shares contained in the Parent's Registration Statement on Form 20-F, filed with the SEC on July 24, 2000, pursuant to Section 12 of the Exchange Act is also incorporated by reference in this Prospectus. All reports and other documents filed by the Parent pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus from the date of the filing of those reports and documents.

VI. ADDITIONAL INFORMATION

The Parent will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon request, a copy of any of the documents that have been incorporated by reference in this Prospectus other than exhibits to such documents. Written or telephonic requests for such copies, or for any other information regarding the Plans, should be directed to:

           Kevin Graveline
           Ciba  Specialty  Chemicals  Corporation
           560 White Plains Road
           Tarrytown, New York 10591-9005
           914-785-4089.

This Prospectus may be updated from time to time by furnishing employees who hold awards with supplements,


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                                                                            21

appendices or replacement pages to this Prospectus. This Prospectus, together with any such future supplements, appendices or replacement pages, will be furnished by the Parent (or the Company on behalf of the Parent) to employees who hold awards. Additional copies may be obtained by such employees upon oral or written request to Kevin Graveline, listed above.